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              BERKSHIRE HILLS BANCORP REPORTS ON CURRENT PLANS AND
                         EARNINGS GUIDANCE AND ANNOUNCES
                   APPOINTMENT OF RODNEY C. DIMOCK AS DIRECTOR

PITTSFIELD, MA - December 14, 2006 - Berkshire Hills Bancorp, Inc. (the "Company") (NASDAQ: BHLB), the holding company for Berkshire Bank (the "Bank"), today is making several announcements.

Michael P. Daly, President and Chief Executive Officer, began by saying "We have recruited significant new additions to our executive team over the last year, and are now beginning to realize the increased momentum in our current operations and in our plans for next year. We continue to see solid activity and strength in our expanding consumer and commercial markets. As the only locally headquartered regional bank, we are well positioned to continue to improve our market share. We are on a pace to record increases of nearly 20% in our total loans and more than 10% in our total deposits this year. We opened three new branches this year, increasing our total branch count by 12% to 27 branches. We have more than quadrupled our expected insurance revenues as a result of our recent agency acquisitions. We are reiterating our guidance for core earnings per diluted share in the range of $.45 - $.50 in the fourth quarter, which will result in approximately $2.00 in core earnings per diluted share in 2006."

Mr. Daly added, "Looking ahead to next year, we expect to continue to produce double digit loan and deposit growth. We also expect significant fee income growth, including the benefit of our recent insurance agency acquisitions. We are carefully controlling expenses, and this will help offset the costs as we open four previously announced branches in the attractive Albany, New York region. Despite the margin pressures from the inverted yield curve, we are expecting that core earnings per diluted share will increase at a rate of 7-8% in 2007 compared to 2006. We look forward to providing more detailed guidance about our targeted earnings growth for the new year at our regular year-end conference call in January."

Mr. Daly continued, "We have been working closely with our new Executive Vice President, John Howard, to develop new retail and operational strategies that address our transition into a regional bank and the challenging competitive environment. John recently reorganized our retail and operational teams, adding key personnel with retail and cash management experience at Bank of America and Citizens Bank. We see this as very important to building our commercial relationships across the larger footprint of our regional company. With this additional investment in our retail and commercial sales teams, we have reduced our targeted branch openings in 2007 to four branches, which will bring our total branches to 31 next year, representing a 15% increase. We will continue to invest in our retail expansion, adjusting the mix of branches and other resources to best suit our opportunities."

Mr. Daly also said, "We recently announced that John Millet was appointed as interim Chief Financial Officer. John is a Senior Vice President and Controller of the Company, and is also a Certified Public Accountant. We are conducting an intensive recruitment process, with the assistance of a national recruiting firm, to fill the CFO position on a permanent basis. With these changes, we are building on the integration, efficiency, and profitability expertise that we have added to the Company."

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The Company also announced that it has suspended plans for its common stock offering. The Company filed a universal shelf registration in September for future securities issuances, and subsequently announced that it was planning to conduct an offering of common stock for general corporate purposes in the fourth quarter.

Mr. Daly stated, "As we have moved forward with our planning for 2007 and beyond, we have decided to suspend plans for an equity issuance at this time. This is based on our assessment of financing strategies and current prospects for acquisition and expansion opportunities. We will continue to look at growth opportunities which provide attractive returns. Our SEC shelf registration, which is available for a three-year period, will allow us to quickly raise capital in the future."

The Company also announced today the appointment of Rodney C. Dimock to the boards of directors of the Company and the Bank. Mr. Dimock is currently Principal of Arrow Capital LLC, a private investment, property development and consulting company. He previously served as President, COO and a director of Cornerstone Properties, a $4.8 billion office building REIT, which was listed on the New York Stock Exchange until it was sold in 2000. Prior to his REIT experience, Mr. Dimock spent 23 years in Aetna Life and Casualty's real estate investment group, serving his last several years with that company as President of Aetna Realty Investors, Inc., one of the country's largest real estate investment management advisors. Mr. Dimock served on the boards of directors of Alliance Bancorp of New England and Tolland Bank, based in Vernon, Connecticut. He has also served on the boards of numerous real estate industry and community organizations. Mr. Dimock, 60, is a graduate of Williams College and resides in West Granby, Connecticut.

Mr. Daly said, "We are very pleased to welcome Rod Dimock as a director of our holding company and our bank. He has extensive experience in the management and governance of publicly held financial institutions. His knowledge of real estate finance and of our regional markets will be helpful to us as we continue to expand Berkshire Bank and participate in the economic development of our markets."

BACKGROUND
----------

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Bank is transitioning into a regional bank and is positioning itself as the financial institution of choice in its retail and commercial markets, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services, and investment products. For more information on Berkshire Hills Bancorp, Inc. or Berkshire Bank, visit www.berkshirebank.com or call
                                       ---------------------
800-773-5601.

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FORWARD-LOOKING STATEMENTS
--------------------------

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties, and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; the quality or composition of the loan and investment portfolios; and the achievement of anticipated future earnings benefits from recent acquisitions. In addition, the following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including statements relating to the Company's insurance acquisitions: (1) the cost savings from recent insurance acquisitions may not be fully realized or take longer than expected; (2) operating costs, customer loss and business disruption following the acquisitions, including adverse effects on relationships with employees, may be greater than expected; (3) adverse governmental or regulatory policies may be enacted; (4) the risks associated with continued diversification of assets and adverse changes to credit quality; and (5) difficulties associated with achieving expected future financial results. Additionally, other risks and uncertainties may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
---------------------------

This release contains references to certain non-GAAP financial measures. The Company's management uses certain non-GAAP measures for operational and investment decisions and believes that these measures are among several useful measures for understanding its operating results, performance trends, and financial condition in addition to measures presented in accordance with Generally Accepted Accounting Principles ("GAAP"). These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Core earnings are earnings computed in accordance with generally accepted accounting principles as adjusted for any gain on the sale of securities and certain non-recurring items.

CONTACT:          Berkshire Hills Bancorp, Inc.
                  David H. Gonci, 413-281-1973
                  Corporate Finance Officer